Exhibit 99.1

Summary of Significant Changes Caused by the Reincorporation Merger

Changes in Charter, Bylaws and Governing Law.

Pineapple Express, Inc. (“Pineapple Express”) was incorporated under the laws of the State of Wyoming, and Pineapple, Inc. is incorporated under the laws of the State of Nevada. Pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated as of April 6, 2020, by and between, Pineapple Express and Pineapple, Inc., a Nevada corporation and wholly-owned subsidiary of Pineapple Express (“Pineapple”), effective as of April 15, 2020 (the “Effective Date”), Pineapple Express merged with and into Pineapple, with Pineapple being the surviving entity (the “Reincorporation Merger”). As a result of the Reincorporation Merger, Pineapple Express moved its domicile from Wyoming to Nevada and Pineapple Express ceased to exist as a separate entity, with Pineapple being the surviving entity (in such capacity the “Surviving Corporation” and, together with Pineapple Express as the context may require, “Pineapple,” “we,” “us” or “our”).

Prior to the Reincorporation Merger our corporate affairs were governed by Wyoming corporate law and the Amended and Restated Articles of Incorporation, as amended (the “Wyoming Articles”), and Bylaws (the “Wyoming Bylaws”) of Pineapple Express (collectively, the “Wyoming Charter Documents”), which were written to comply with Wyoming law. After the Effective Date, issues of corporate governance are now controlled by Nevada law and the Articles of Incorporation (the “Nevada Articles”) and Bylaws (the “Nevada Bylaws”) of Pineapple (collectively, the “Nevada Charter Documents”), which are written to comply with Nevada law.

There are differences between the laws of the State of Wyoming and State of Nevada that impact your rights as a stockholder. The following discussion briefly summarizes some of the changes in corporate governance that result from the Reincorporation Merger, including certain significant differences between the Wyoming Charter Documents and Nevada Charter Documents and between Wyoming corporate law and Nevada corporate law. The following discussion does not include all of the provisions of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1, the Nevada Articles, a copy of which is attached to this Current Report as Exhibit 3.1, or the Nevada Bylaws, a copy of which is attached to this Current Report as Exhibit 3.2. Copies of the Wyoming Articles and Wyoming Bylaws are available for inspection at our principal office, are included as Exhibits 3.1 and 3.3, respectively, to our Registration Statement on Form 10, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 23, 2018, and copies of the Nevada Charter documents and/or Wyoming Charter Documents will be sent to any stockholder upon written request to Pineapple, Inc., Attention: Chief Financial Officer, 10351 Santa Monica Blvd., Suite 420, Los Angeles, CA 90025, (310) 877-7675. THE DISCUSSION CONTAINED IN THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE WYOMING ARTICLES, THE WYOMING BYLAWS, THE NEVADA ARTICLES, THE NEVADA BYLAWS AND THE APPLICABLE PROVISIONS OF THE WYOMING CORPORATE LAW AND THE NEVADA REVISED STATUTES.

Amendment to Articles of Incorporation or Bylaws.

Wyoming Law. The approval of the holders of a majority of all outstanding shares entitled to vote is required to approve proposed amendments to a corporation’s articles of incorporation. In addition, the vote of a majority of the outstanding shares of a separate class of stock is required to (i) effect an exchange or reclassification of all or part of the shares of the class into shares of another class; (ii) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class; (iii) change the rights, preferences, or limitations of all or part of the shares of the class; (iv) change the shares of all or part of the class into a different number of shares of the same class; (v) create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior or superior to the shares of the class; (vi) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to the shares of the class; (vii) limit or deny any existing preemptive right of all or part of the shares of the class; or (viii) cancel or otherwise affect rights to distributions that have accumulated but not yet been authorized on all or part of the shares of the class. Stockholder approval is not required for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation’s organizational documents grant such power to its board of directors.

Nevada Law. Nevada law is substantially similar to Wyoming Law in this regard except that the Nevada Revised Statutes (the “NRS”) requires the holders of the outstanding shares of a class to vote as a class upon an amendment to the articles of incorporation, whether or not entitled to vote thereon by the articles of incorporation, that would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares.

Wyoming Charter Documents. The Wyoming Articles may have been amended by a majority vote of stockholders. There were no provisions which required a higher vote to amend. The Wyoming Bylaws may have been amended by a majority of our directors and may have been amended by the holders of a majority of our outstanding voting stock.

Nevada Charter Documents. The Nevada Articles generally can be amended by a majority vote of our stockholders. However, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding voting stock (the “Super-Majority Vote”) is required to amend or repeal, or to adopt any provision inconsistent with, the provisions of the Nevada Articles pertaining to (i) the provision that the election of our directors need not be by written ballot (Article VII of the Nevada Articles), (ii) elimination of personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director of our Corporation (Article VIII of the Nevada Articles), (iii) our indemnification obligations to any person who is or was our director or officer or, while our director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation, limited liability company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person (Article IX of the Nevada Articles), (iv) our board of directors ability to adopt, amend, modify or repeal the Nevada Bylaws or adopt new Bylaws without any action on the part of our stockholders (Article X of the Nevada Articles), (v) our right, subject to any express provisions or restrictions contained in the Nevada Articles or the Nevada Bylaws, to amend, alter or repeal any provision of the Nevada Articles (Article XI of the Nevada Articles); (vi) our stockholders’ ability to act by written consent (Article XII of the Nevada Articles); (vii) the ability of only our board of directors, the chairperson of the board of directors, the CEO or the President (in the absence of a CEO) to call special meetings of our stockholders (Article XIII of the Nevada Articles); (viii) the State of Nevada being the exclusive forum for the actions set forth in Article XIV of the Nevada Articles (Article XIV of the Nevada Articles); (ix) that we shall not be subject to, or governed by, any of the provisions in NRS Sections 78.411 through 78.444, inclusive, as amended from time to time, or any successor statutes. (Article XV of the Nevada Articles); and (x) the requirement of Super-Majority Vote set forth in Article XVI of the Nevada Articles (Article XVI of the Nevada Articles). The Nevada Bylaws may be amended only by a majority of our directors or by the Super-Majority Vote.

Size of the Board of Directors; Independent Directors.

Wyoming Law. The board of directors is permitted to change the authorized number of directors (including a range of numbers) by amendment to the bylaws or as provided in the articles of incorporation, provided, that, no reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Nevada Law. The Nevada law is substantially similar to Wyoming Law.

Wyoming Charter Documents. The Wyoming Articles required for the board of directors to have a minimum of one and a maximum of five members. This minimum or maximum may have been changed by resolution of the board of directors or upon an amendment to the Wyoming Bylaws by affirmative vote of the majority of our board or our stockholders. Pineapple Express’ board of directors had two members. The current board members are Matthew Feinstein, our Interim Chief Financial Officer, and Dr. Randy Hurwitz, an independent director.

Nevada Charter Documents. The Nevada Articles requires for the board of directors to have a minimum of one member. Each of our Pineapple Express’ directors continues as a director of Pineapple until such director’s successor is duly elected and qualified. Absent an amendment to the Nevada Charter Documents, the number of members of the board of directors may be increased or decreased only by the affirmative vote of a majority of our board of directors.

Classified Board of Directors.

Wyoming Law. A board of directors may be classified into any number of classes as long as at least one-fourth of the total number of directors is elected annually.

Nevada Law. A board of directors may be divided into one, two or three classes, with no requirement that any proportion of the board of directors be elected annually.

Wyoming Charter Documents. Our board of directors was not divided into classes.

Nevada Charter Documents. Our board of directors is not currently divided into classes.

Removal of Directors.

Wyoming Law. Any one or all of the directors of a Nevada corporation may have been removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Wyoming Law does not distinguish between removal of directors with or without cause.

Nevada Law. Any one or all of the directors of a Nevada corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Wyoming Law does not distinguish between removal of directors with or without cause. However, there are certain restrictions on removal in the case of Nevada corporations that have a classified board or provide for cumulative voting. Unless otherwise provided in the articles of incorporation, whenever the holders of any class or series of shares are entitled to elect one or more directors, unless otherwise provided in the articles of incorporation, removal of any such director requires only the vote of the holders of not less than two-thirds of the voting power of the holders of that class or series, and not the votes of the corporation’s outstanding shares as a whole.

Wyoming Charter Documents. The Wyoming Bylaws included a provision any director may have been removed only for cause by the vote of the stockholders required under Wyoming Law to remove a director. In addition, the Wyoming Bylaws provided that a director may have been also be removed for gross negligence, violation of local, state or federal laws, gross misconduct, or failure to meet the fiduciary obligations of directors at any time by a majority of the vote of the board of directors, provided that such action of the entire board of directors is taken at a meeting called expressly for that purpose or by a written consent filed with the Secretary of the corporation or, in his or her absence, with any other officer. Therefore, a member of the board may have been removed only (i) for cause by the holders of two-thirds of the voting power of Pineapple Express’ issued and outstanding voting stock or (ii) by a majority of the vote of the board of directors for gross negligence, violation of local, state or federal laws, gross misconduct, or failure to meet the fiduciary obligations of directors.

Nevada Charter Documents. The Nevada Bylaws did not alter the provisions of the Wyoming Bylaws and were adopted substantially in the same form.

Filling Vacancies on the Board of Directors.

Wyoming Law. All vacancies on the board of directors, including those resulting from the removal of a director, may be filled by the shareholders or a majority of the remaining directors, unless the corporation’s articles of incorporation provide otherwise.

Nevada Law. The Nevada law is substantially similar to Wyoming Law.

Wyoming Charter Documents. The Nevada Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director

Nevada Charter Documents. The Nevada Bylaws did not alter the provisions of the Wyoming Bylaws and were adopted substantially in the same form.

Power to Call Special Stockholder Meetings.

Wyoming Law. Unless otherwise set forth in the articles of incorporation or bylaws, the board of directors, any two directors or the president may call a special meeting of stockholders.

Nevada Law. A special meeting of stockholders can be called by the board of directors or by any other person authorized in the articles of incorporation or bylaws to call a special meeting.

Wyoming Charter Documents. Under the Wyoming Bylaws, a special meeting can be called by the board, chairman of the board, or chief executive officer or president (in the absence of the chief executive officer). A special meeting cannot be called by stockholders.

Nevada Charter Documents. The Nevada Bylaws did not alter the provisions of the Wyoming Bylaws and were adopted substantially in the same form.

Advance Notice of Director Nominations and Stockholder Proposals.

Nevada and Nevada Law; Exchange Act. Under both Wyoming Law and Nevada law, the manner in which nominations for directors may be made by stockholders and the manner in which business may be brought before a meeting are governed by the corporation’s charter documents and, in the case of a public company, by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well. Pursuant to the Exchange Act, in order for a stockholder proposal to be timely it must be received 45 days before the date on which the company first sent its proxy materials for the prior year’s annual meeting of stockholders or a date specified by the company’s advance notice provision. If during the prior year the company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, the notice must be received a reasonable time before the company sends its proxy materials for the current year.

Wyoming Charter Documents. The Wyoming Bylaws required stockholders to provide to the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting advance notice of business proposed to be brought before, and of nominations of directors to be made at, at the annual stockholder meeting. The content of the notice must have included, among other things, the stockholder’s beneficial stock ownership information, including his or her derivative and short positions and all information required by Regulation 14A of the SEC proxy rules. Failure to deliver proper notice in a timely fashion would have resulted in exclusion of the proposal from stockholder consideration at the meeting. In the case of nominations of directors, the Nevada Bylaws also required nominees to, among other things, respond to a questionnaire providing information about the candidate’s background and qualifications, to represent that he or she has no agreements with any third party as to voting or compensation in connection with his or her service as a director, and to agree to abide by applicable confidentiality, governance, conflicts, stock ownership and trading policies of the corporation.

Nevada Charter Documents. The Nevada Bylaws did not alter the provisions of the Wyoming Bylaws and were adopted substantially in the same form.

Actions by Written Consent of Stockholders.

Wyoming Law. Unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the holders of at least a majority of the voting power of the stock consent to the action in writing unless a different proportion of voting power is required for such an action — in which case, that proportion of written consents is required, and the corporation is required to give notice of the taking of corporate action without a meeting to the stockholders as the articles of incorporation or the bylaws require. In the event of the taking of corporate action without a meeting by less than unanimous written consent, the corporation is required to give notice to those stockholders who did not consent in writing not more than ten days after written consents sufficient to take the action have been delivered to the corporation.

Nevada Law. The Nevada law is substantially similar to Wyoming Law, except that it requires the corporation to give notice of the taking of any corporate action without a meeting to the stockholders as the articles of incorporation or the bylaws require.

Wyoming Charter Documents. The Wyoming Charter Documents permitted stockholder action by written consent in lieu of a meeting in accordance with Wyoming Law.

Nevada Charter Documents. The Nevada Charter Documents permit stockholder action by written consent in lieu of a meeting in accordance with Nevada law.

Interested Director Transactions.

Wyoming Law. Under Wyoming law, contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, if certain conditions are met. To meet these conditions, either (i) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (ii) the contract or transaction must have been fair as to the corporation at the time it was approved by the majority of the remaining members of the board of directors (even though less than a quorum, but not less than two directors), a committee of the board consisting of the remaining directors or the stockholders. Where directors’ action to satisfy a quorum or voting requirement applicable to the authorization of the transaction by reason of the articles of incorporation, the bylaws or a provision of law, independent action to satisfy those authorization requirements shall be taken by the board of directors or a committee, in which action directors who are not qualified directors may participate.

Nevada Law.

Contracts or transactions between a corporation and one of the corporation’s directors are not automatically void. A contract or transaction may not be void solely because:

●	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

●	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

●	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

The vote or votes of a common or interested director are counted for the purpose of authorizing or approving the contract or transaction, if one of the circumstances specified below exists. Contracts or transactions such as those described above are permissible if:

●	the facts surrounding the contract or transaction are known to the board of directors and the board of directors authorizes, approves or ratifies the contract or transaction in good faith by a vote without counting the vote of the interested director;

●	the facts or circumstances surrounding the contract or transaction are made known to the stockholders and they authorize, approve or ratify the contract or transaction in good faith by a majority vote of the shares entitled to vote, including the votes, if any, of the interested director;

●	the fact that the contract or transaction will prove to be in the interested director’s financial interest is unknown to the interested director at the time it is brought before the board of directors; or

●	the contract or transaction is fair as to the corporation at the time it is authorized or approved.

Common or interested directors or common or interested members of the committee may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors or common or interested members of the committee are not counted at the meeting, then a majority of the disinterested directors or disinterested members of the committee may authorize, approve or ratify a contract or transaction.

The fact that the vote or votes of the common or interested director or directors, or common or interested member or members of the committee, are not counted for purposes of the requirements above does not prohibit any authorization, approval or ratification of a contract or transaction to be given by written consent pursuant to subsection 2 of NRS Section 78.315, regardless of whether the common or interested director signs such written consent or abstains in writing from providing consent.

Wyoming Charter Documents. The Wyoming Charter Documents relied on Wyoming Law in this regard without any modification.

Nevada Charter Documents. The Nevada Charter Documents rely on Nevada law in this regard without any modification.

Dividend Rights and Repurchase of Shares.

Wyoming Law. No distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Nevada Law. Unless further restricted in the articles of incorporation, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Wyoming Charter Documents. The board of directors had the power at any regular or special meeting of the board, as they deemed advisable, to declare dividends payable out of the surplus of the corporation, pursuant to law. The Wyoming Charter Documents did not contain any provisions governing the repurchase of shares.

Nevada Charter Documents. The decision to pay dividends is determined by our board of directors, pursuant to law, subject to any superior rights between the classes of stock and any restrictions contained in the Nevada Articles, and paid out of any funds legally available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, our board of directors, in its absolute discretion, may set aside out of any of our funds available for dividends an amount they think proper as a reserve for any purpose they think is conducive to our interest. The Nevada Charter Documents do not contain any provisions governing the repurchase of shares.

Indemnification of Directors and Officers.

Wyoming Law. A corporation can indemnify officers, directors, employees and agents, provided, that with respect to a director, such indemnification is permitted if (i) the director conducted himself or herself in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which he or she had no reasonable cause to believe was unlawful, or (ii) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Wyoming corporate law; provided that in the case of actions brought by or in the right of the corporation, (i) indemnification of directors is permitted only for reasonable expenses (including legal fees) incurred in connection with the proceeding if it is determined that the director has met the standard of conduct described herein, and (ii) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director’s capacity.

Nevada Law. The Nevada law is substantially similar to Wyoming Law. A corporation can indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe were unlawful.

Wyoming Charter Documents. Indemnification of directors and officers was permitted to the fullest extent permissible by Wyoming law. Wyoming Charter Documents provide for indemnification of each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, limited liability company, partnership, joint venture, trust or other enterprise, is permitted to the fullest extent permissible by the Wyoming law. The Wyoming Charter Documents also provide for advancement of expenses.

Nevada Charter Documents. The Nevada Bylaws did not alter the provisions of the Wyoming Bylaws and were adopted substantially in the same form.

Fiduciary Duties of Directors.

A director’s fiduciary duties are governed by state law and cannot be altered in a corporation’s charter documents. Both Wyoming and Nevada law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Wyoming and Nevada corporations owe fiduciary duties of care and loyalty to the corporations they serve.

Wyoming Law. Under Wyoming law, a director, when discharging his or her duties, must act in good faith and in a manner he or she reasonably believes to be in or at least not opposed to the best interests of the corporation. The members of the board of directors or a committee of the board, when becoming informed in connection with their decision making function or devoting attention to their oversight function, are required to discharge their duties with the care that a person in a like position would reasonably believe appropriate under similar circumstances. In discharging his or her duties, a director is entitled to rely on: (i) officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the functions performed or the information, opinions, reports, or statements provided; (ii) legal counsel, public accountants, or other person retained by the corporation as to matters involving skills or expertise the director reasonably believes are matters (a) within the person’s professional or expert competence or (b) as to which the particular person merits confidence; or (iii) a committee of the board of directors of which he or she is not a member if the director reasonably believes the committee merits confidence.

In general, Wyoming law provides that a director shall not be liable to the corporation or its stockholders for any decision to take or not to take action, or any failure to take any action including abstaining from voting after full disclosure, as a director, unless the party asserting liability in a proceeding establishes the following: (i) that certain enumerated defenses to liability were not asserted, including a provision in the articles of incorporation limiting liability in the manner allowed by Wyoming law; and (ii) the challenged conduct consisted or was the result of (a) an action not in good faith, (b) a decision which the director did not reasonably believe to be in or at least not opposed to the best interests of the corporation, (c) lack of objectivity or lack of independence, due to familial, financial, or business relationships, (d) failure to devote timely attention to the business and affairs of the corporation, or (e) receipt of an improper financial benefit.

Nevada Law. A director must perform his or her duties as a director in good faith and with a view to the interests of the corporation and is entitled to rely, in good faith, on (i) information prepared by any of the corporation’s directors, officers or employees so long as the director reasonably believes such persons to be reliable and competent in such matters; (ii) counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; and (iii) a duly designated committee of the board of directors which the director reasonably believes merits confidence and upon which the director does not serve, but only as to matters within the committee’s designated authority. A director is not considered to be acting in good faith if the director has knowledge concerning the matter in question which would cause such reliance to be unwarranted.

In discharging their duties, the board of directors, committees of the board of directors and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

Unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board of directors or any individual director is presumed to be in the corporation’s best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action. Wyoming Law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation if such action impedes the exercise of the stockholders’ right to vote for, or remove, directors.

Business Opportunities.

Wyoming Law. Wyoming law provides that a director’s taking advantage, directly or indirectly, of a business opportunity may not be the subject of equitable relief, or give rise to an award of damages or other relief against the director, in a proceeding by or in the right of the corporation on the ground that the opportunity should have first been offered to the corporation, if before becoming legally obligated respecting the opportunity the director brings it to the attention of the corporation and: (i) section by qualified directors disclaiming the corporation’s interest in the opportunity is taken in compliance with the procedures set forth in W.S. 17-16-862, as if the decision being made concerned a director’s conflicting interest transaction; or (ii) shareholders’ action disclaiming the corporation’s interest in the opportunity is taken in compliance with the procedures set forth in W.S. 17-16-863, as if the decision being made concerned a director’s conflicting interest transaction, except that, rather than making required disclosure as defined in W.S. 17-16-860, in each case the director shall have made prior disclosure to those acting on behalf of the corporation of all material facts concerning the business opportunity that are then known to the director.

In any proceeding seeking equitable relief or other remedies based upon an alleged improper taking advantage of a business opportunity by a director, the fact that the director did not employ the procedure described in subsection (a) of this section before taking advantage of the opportunity shall not create an inference that the opportunity should have been first presented to the corporation or alter the burden of proof otherwise applicable to establish that the director breached a duty to the corporation in the circumstances.

Nevada Law. Nevada provides the right to renounce an opportunity to participate in specified business opportunities or specified classes or categories of business opportunities. A corporation is permitted in its articles of incorporation or by action of its board of directors to renounce any interest or expectancy of the corporation to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Wyoming Charter Documents. The Wyoming Charter Documents did not contain special provisions addressing business opportunities.

Nevada Charter Documents. The Nevada Charter Documents do not contain special provisions addressing business opportunities.

Pursuant to the NRS, the board of directors has discretion from time to time to assert or renounce Pineapple’s interests and expectancies in business opportunities in one or more specific industries. We expect our directors will inform our board from time to time of material relationships and arrangements they have with other entities, including those entities which may be seeking as acquisition or investment opportunities in industries in which we are engaged.

Limitation or Elimination of Director’s Personal Liability.

Wyoming Law. Wyoming law provides that directors shall not be personally liable to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for receipt of a financial benefit to which he is not entitled, (ii) for an intentional infliction of harm on the corporation or its stockholders, (iii) for participating in unlawful distributions to stockholders, or (iv) for an intentional violation of criminal law. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

Nevada Law. Nevada law provides that directors shall not be personally liable to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful under Nevada law, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

Wyoming Charter Documents. Directors and officers were not personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of such directors or officers performed for or on behalf of the corporation.

Nevada Charter Documents. Directors and officers are not personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of such directors or officers performed for or on behalf of the corporation.

Anti-Takeover Laws/Interested Stockholder Transactions.

Wyoming Law. Wyoming law prohibits a “qualified corporation” from engaging in a “combination” with an “interested stockholder” for three (3) years following the date that such person becomes an interested stockholder and places certain restrictions on such combinations even after the expiration of the three-year period. A “qualified corporation” is large publicly traded corporation (i.e. more than $10 million in assets), incorporated in Wyoming and which has “substantial business operations” in Wyoming (as set forth in the Wyoming Statutes) With certain exceptions, an interested stockholder is a person or group that owns fifteen-percent (15%) or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of fifteen-percent (15%) or more of such voting stock at any time within the previous two years. A Wyoming corporation may elect not to be governed by this provision by either a specific provision in in its articles of incorporation or a statement in its bylaws that it elects not to be subject to these restrictions.

Nevada Law. Nevada law prohibits a “resident domestic corporations” (i.e. a domestic corporation that has more than 200 stockholders of record) from engaging in a “combination” with an “interested stockholder” for two (2) years following the date that such person becomes an interested stockholder and places certain restrictions on such combinations even after the expiration of the two-year period. With certain exceptions, an interested stockholder is a person or group that owns ten-percent (10%) or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of ten-percent (10%) or more of such voting stock at any time within the previous two years. A Nevada corporation may elect not to be governed by this provision in its articles of incorporation. Nevada Articles include a statement that it has opted out of this provision.

Nevada law contains provisions relating to “issuing corporations” (an entity with more than 200 record stockholders and 100 of such record stockholders are Nevada residents) that provide that an acquiring person shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. Wyoming has similar provisions for “qualified corporations.” With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The Nevada and Wyoming statutes cover not only the acquiring person but also any persons acting in association with the acquiring person. Nevada and Wyoming permit a corporation to elect not to be governed by these provisions in the same manner set forth above. RCHA Nevada and RCHA Wyoming have opted out of this provision in its respective articles of incorporation. Nevada Articles did not opt out of this provision.

Wyoming Charter Documents. We did not opt out of the provisions of the Wyoming corporate law provisions described above.

Nevada Charter Documents. We have opted out of the statutory provisions of the NRS described above. However, we believe that NRS Sections 78.411 to 78.444, which regulate combinations with interested stockholders with certain Nevada corporations, currently do not apply to us since we do not have 200 stockholders of record in Nevada.

Cumulative Voting.

Cumulative voting entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the total number of directors to be elected, and to cast all such votes for one nominee or distribute the votes among up to as many candidates as there are positions to be filled. Without cumulative voting, a stockholder or group of stockholders must hold a majority of the voting shares to cause the election of one or more nominees. Cumulative voting enables a minority stockholder or group of stockholders holding a relatively small number of shares to elect a representative or representatives to the board of directors.

Wyoming Law. Cumulative voting is not mandatory, and rights must be provided in a Nevada corporation’s articles of incorporation if stockholders are to be entitled to cumulative voting rights.

Nevada Law. The Nevada law is substantially similar to Wyoming Law.

Wyoming Charter Documents. The Wyoming Charter Documents did not provide for cumulative voting rights.

Nevada Charter Documents. The Nevada Charter Documents do not provide for cumulative voting rights.

Mergers and Other Major Transactions.

Wyoming Law. The sale, lease, exchange or disposal of all of the assets of a corporation as well as any merger, consolidation or share exchange generally must be recommended by the board of directors and requires the approval of a majority of the shares of each class of the stock of the corporation entitled to vote on such matters. No stockholder approval is required if, prior to the adoption of the plan, another corporation that is a party to such merger owns 80% or more of the outstanding shares of each class of the constituent corporations.

Nevada Law. The sale, lease, exchange or disposal of all of the assets of a corporation as well as any merger, consolidation or share exchange generally must be recommended by the board of directors and requires the approval of a majority of the shares of each class of the stock of the corporation entitled to vote on such matters. The vote of the stockholders of a Nevada corporation surviving a merger is not required if:

●	the articles of incorporation of the surviving corporation will not substantially differ from its articles of incorporation before the merger; and

●	each stockholder of the surviving corporation before the effective date will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; and the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving entity outstanding immediately before the merger; and

●	the number of participating shares outstanding immediately before the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

In addition, no stockholder approval is required if, prior to the adoption of the plan, another corporation that is a party to such merger owns 90% or more of the outstanding shares of each class of the constituent corporations.

Wyoming Charter Documents. Mergers and major transactions required approval of the board of directors and holders of a majority of the outstanding voting stock of the company.

Nevada Charter Documents. Mergers and major transactions require approval of the board of directors and holders of a majority of the outstanding voting stock of the company.

Exclusive Forum Selection.

Wyoming Law. Wyoming law provides that a shareholder may not commence or maintain a derivative proceeding unless the shareholder: (i) was a shareholder of the corporation at the time of the act or omission complained of, or became a shareholder through transfer by operation of law from one who was a shareholder at the time; and (ii) fairly and adequately represents the interests of the corporation in enforcing the right of the corporation.

Nevada Law. Nevada law requires that the stockholder bringing a derivative suit must have “an ongoing proprietary interest in the corporation” and verify that such person was a stockholder at the time the action occurred.

Wyoming Charter Documents. The Wyoming Charter Documents did not contain an exclusive forum selection provision.

Nevada Charter Documents. The Nevada Articles provides that unless the corporation consents to the selection of an alternative forum, the Eighth Judicial District Court of Clark County of the State of Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the NRS or the Nevada Charter Documents, (d) any action to interpret, apply, enforce or determine the validity of the Nevada Charter Documents or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.